TO CANCEL TENDER PREVIOUSLY SUBMITTED

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL.

EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

FEG ABSOLUTE ACCESS FUND I LLC

Tendered Pursuant to the Offer to Purchase

Dated August 28, 2018

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, AND THIS NOTICE OF WITHDRAWAL MUST BE

RECEIVED BY UMB FUND SERVICES, INC. BY,

12:00 MIDNIGHT, EASTERN TIME, ON SEPTEMBER 26, 2018,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

FEG Absolute Access Fund I LLC

c/o UMB Fund Services, Inc.

235 W. Galena Street

Milwaukee, WI 53212

Attention: Tender Offer Administrator

Phone: (855) 334-4334

Fax: (816) 860-3140

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company units in FEG Absolute Access Fund I LLC (formerly FEG Absolute Access TEI Fund LLC) (the “Fund”), or the tender of a portion of such units, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

All of the undersigned’s limited liability company;

[ ]	Class I Units.
[ ]	Class II Units.

A portion of the undersigned’s limited liability company Class I Units or Class II units expressed as a specific dollar value.

[ ]	Class I Units $_______________________
[ ]	Class II Units $_______________________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the units in the Fund (or portion of such units) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

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